Exhibit 10.2

STOCKHOLDER AGREEMENT

This Stockholder Agreement (this “Agreement”) is made as of August 11, 2022, by and between, ENDI Corp., a Delaware Corporation (the “Company”), and Cohanzick Management, LLC (the “Shareholder”). For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Company together with Enterprise Diversified, Inc., CrossingBridge Advisors LLC, a Delaware limited liability company (“CBA”), Zelda Merger Sub 1, Inc., a Delaware corporation, Zelda Merger Sub 2, LLC, a Delaware limited liability company and the Shareholder have entered into an Agreement and Plan of Merger dated December 29, 2021 (the “Merger Agreement”);

WHEREAS, the Shareholder received and will own, upon closing of the transactions contemplated by the Merger Agreement, 2,400,000 shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), and 1,800,000 shares of Class B Common Stock, par value $0.0001 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”); and

WHEREAS, in connection with the Merger, and as part of the consideration to Shareholder for the Merger, Shareholder received Class W-1 warrants (the “Class W-1 Warrants”) to purchase one million eight hundred thousand (1,800,000) shares of Class A Common Stock and Class W-2 Warrants (the “Class W-2 Warrants” and, together with the Class W-1 Warrants, the “Warrants”) to purchase two hundred fifty thousand (250,000) shares of Class A Common Stock.

NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.    Election of Boards of Directors.

1.1    Definitions. As used herein, the following capitalized terms have the following meanings when used herein with initial capital letters:

(a)“    Affiliate” means, with respect to the Principal Stockholder, any person, entity or firm which, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any entity of which such Person is a partner or member, any partner, officer, director, member or employee of such Person, any trust or other estate in which the Principal Stockholder holds at least a 10% beneficial interest or as to which the Principal Stockholder serves as trustee, grantor, or in a similar fiduciary capacity, and any trust established for estate planning purposes of which any partner or member of the Principal Stockholder, individually or jointly with such Person’s spouse, has the exclusive right to control such trust; and “control” (including the terms “controlling,” “controlled by,” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

(b)“    Beneficial Ownership” by a Person of any securities means ownership of such securities in respect of which such Person is considered to be a “beneficial owner” under Rule 13d-3 under the Exchange Act as in effect on the date hereof.

(c)“    Board of Directors” means the Board of Directors of the Company.

(d)“    Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of the Company, dated as of August 9, 2022.

(e)“    Class B Director” means any director elected to the Company’s Board of Directors pursuant to Section 6.01(b) of the Certificate of Incorporation. The initial Class B Directors are listed on Schedule 1.

(f)“    Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(g)“    Majority Owner” means David Sherman, an individual.

(h)“    Person” shall mean any individual, firm, corporation or other legal entity, and includes any successor (by merger or otherwise) of such entity.

(i)“    Principal Stockholder” shall mean collectively the Majority Owner, the Shareholder, and any successors or assignees of the Majority Owner or the Shareholder.

1.2    Nomination and Election of Directors. From and after the date that the holders of Class B Common Stock are no longer entitled to elect at least one Class B Director to the Board of Directors pursuant to the Certificate of Incorporation, the following provisions apply:

(a)    For so long as the Principal Stockholder and their Affiliates beneficially own at least five percent (5%) of the outstanding shares of Common Stock, the Principal Stockholder has the right to designate a number of directors of the Company’s Board of Directors (rounded up to the nearest whole number) equal to the percentage of Common Stock beneficially owned by the Principal Stockholder and its Affiliates at the time of such designation, provided however that for purposes of this designation right, the Principal Stockholder and its Affiliates' shall have the right to designate not more than a majority of the members of the Board of Directors then in office and, provided further, that so long as the Principal Stockholder and its Affiliates beneficially owns at least 5.0% of the total outstanding shares of Common Stock its shall have the right to designate at least one director. The Company, acting through the committee of the Board of Directors with authority to select or recommend director nominees for the Board of Director’s selection (the “Nominating Committee”), and, as necessary, the Board of Directors, shall cause such individual or individuals (the “Principal Stockholder Directors”) to be nominated for election or appointment to the Board of Directors as set forth below; provided, that the Nominating Committee’s obligations under this Agreement are subject to the requirements of the committee members’ fiduciary duties as directors and Delaware General Corporation Law. At each meeting of the Company’s stockholders at which the directors of the Company are to be elected and, if the Board of Directors is classified at the time of such election, at which the class of directors of which the Principal Stockholder Director is a member, the Board of Directors agrees to recommend that the stockholders elect to the Board of Directors each Principal Stockholder Director nominated for election at such meeting in accordance with the provisions of Section 1.2(a), subject to the directors’ fiduciary duties as directors and the Delaware General Corporation Law.

(b)    At any time at which a vacancy shall be created on the Board of Directors as a result of the death, disability, retirement, resignation, removal or otherwise of a Principal Stockholder Director, the Principal Stockholder and its Affiliates shall then have, as a result thereof, the right to designate a replacement person for nomination for election to the Board of Directors, as specified in Section 1.2(a) and subject to the limitations thereof. The Principal Stockholder and its Affiliates, voting together as a single class, shall have the right to designate for appointment by the remaining directors under the Bylaws of the Company an individual to fill such vacancy and serve as a director. In connection with the foregoing, the Principal Stockholder agrees to provide information to the Nominating Committee as is necessary to determine that such individual will qualify to serve as a director of the Company under any applicable law, rule or regulation as well as under the terms of this Agreement.

(c)    To the extent there is an authorized committee of the Company’s Board of Directors, it shall include at least one (1) Principal Stockholder Director designated by the Majority Owner, to the extent qualified to serve on such committee.

(d)    For all Principal Stockholder Directors:

(i)     In the event that the Principal Stockholder and its Affiliates shall determine to remove from office a then Principal Stockholder Director, the Company shall take all actions necessary and appropriate to cause such removal to be effected promptly.

(ii)    In the event of removal, resignation, incapacity or death of a then Principal Stockholder Director, the Company shall take all actions necessary and appropriate to cause the successor Principal Stockholder Director to be elected or appointed as a director.

1.3    Obligations. The Shareholder and the Company agree not to take any actions that would contravene or materially and adversely affect the provisions of this Agreement and the intention of the parties with respect to the composition of the Company’s Board of Directors as herein stated, and will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Shareholder hereunder against impairment. The parties acknowledge that the fiduciary duties of each member of the Company’s Board of Directors are to the Company’s stockholders as a whole.

2.    Redemption.

2.1    Definitions. As used herein, the following capitalized terms have the following meanings when used herein with initial capital letters:

(a)“    Original Issue Price” shall mean $0.0001 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the shares of Class B Common Stock.

(b)“    Redemption Date” shall mean the effective date of a redemption pursuant to Section 2.

(c)“    Redemption Price” per share shall equal the Original Issue Price per share.

2.2    Redemption by the Company.

2.2.1

Redemption on the Fifth Anniversary. Unless prohibited by Delaware law governing distributions to stockholders, if, on or after the fifth (5th) anniversary of the Closing, any shares of Class B Common Stock shall remain outstanding, then the Company shall redeem all, but not less than all, of the outstanding shares of the Class B Common Stock at the Redemption Price (the “Anniversary Redemption”).

2.2.2

Mandatory Redemption Upon Exercise of Class W-1 Warrants. Upon the exercise of any Class W-1 Warrant by any Class W-1 Warrant holder, the Company shall redeem the number of shares of Class B Common Stock (on a pro rata basis from the holders of Class B Common Stock) that are equal to the number of shares of Class A Common Stock issued to the Class W-1 Warrant holder upon exercise of the Class W-1 Warrant (a “Mandatory Redemption”). Such Mandatory Redemption shall be at the Redemption Price. For the avoidance of doubt, the exercise of any Class W-2 Warrant shall not result in the reduction of Class B Common Shares pursuant to this Section 2.2.

2.2.3

Redemption Notice. The Company shall send written notice of any redemption pursuant to Subsection 2.2 (the “Redemption Notice”) to each holder of record of shares of the Class B Common Stock (i) thirty (30) days prior to the Redemption Date with respect to the Anniversary Redemption (provided that such notice shall not prevent a Class W-1 Warrant holder from continuing to exercise such Class W-1 Warrant through the fifth anniversary thereof) and (ii) three (3) business days after the Class W-1 Warrant has been exercised with respect to a Mandatory Redemption. Each Redemption Notice shall state:

(a)	the number of shares of the Class B Common Stock that the Company shall redeem on the Redemption Date specified in the Redemption Notice;

(b)	the Redemption Date and the Redemption Price; and

(c)

that the holder is to surrender to the Company, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of the Class B Common Stock to be redeemed.

2.3    Surrender of Certificates; Payment. On or before the Redemption Date, each holder of shares of Class B Common Stock to be redeemed on such Redemption Date, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company (including a bond if required by the Company’s transfer agent) to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company, in the manner and at the place designated in the Redemption Notice and thereupon the Redemption Price for such shares shall be payable to the order of the Person whose name appears on such certificate or certificates as the owner thereof. Prior to the Redemption Date, the Principal Stockholder shall not transfer any shares of Class B Common Stock to any Person other than the owners of Shareholder and Shareholder’s Affiliates without the prior consent of the Board of Directors, not to be unreasonably withheld.

3.    Termination. The rights set forth in Section 1 shall terminate on the date that the Principal Stockholder and its Affiliates hold less than 5% of the outstanding shares of Common Stock.

4.    Amendments and Waivers. Except as otherwise provided herein, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (i) the Company and (ii) the Shareholder. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

5.    Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but in the event that any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.    Governing Law. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware without reference to its conflicts of laws provisions.

7.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, portable document format (“.pdf”) or other electronic means of transmission shall be effective as delivery of an original counterpart of this Agreement.

8.    Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.    Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

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This Agreement is hereby executed effective as of the date first set forth above.

COMPANY: ENDI CORP. By: _/s/ Alea Kleinhammer______ Name: Alea Kleinhammer Title: CFO
SHAREHOLDER: COHANZICK MANAGEMENT, LLC By: _/s/ David Sherman________ Name: David Sherman Title: Managing Member

Schedule 1

Initial Class B Directors

David Sherman

Thomas McDonnell

Abigail Posner

Mahendra Gupta